UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2022
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MATTERPORT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39790	85-1695048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
352 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (650) 641-2241
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	MTTR	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to the Agreement and Plan of Merger, dated February 7, 2021 (the “Merger Agreement”), by and among Matterport, Inc. (formerly known as Gores Holdings VI, Inc.) (the “Company”), Maker Merger Sub, Inc., Maker Merger Sub II, LLC and Matterport Operating, LLC (formerly known as Matterport, Inc.) (“Legacy Matterport”), each of the Triggering Events (as defined in the Merger Agreement) occurred as of January 18, 2022 (the “Determination Date”), and the Company expects to issue an aggregate of 23,460,000 shares (“Earn Out Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), less applicable withholding, to eligible recipients on February 1, 2022. The Triggering Events occurred by virtue of the daily volume-weighted average price of the Class A Common Stock having been greater than each of the thresholds set forth in the Merger Agreement for at least 10 trading days out of the 30 consecutive trading days ending on January 14, 2022, the last trading day prior to the Determination Date. The holders of common stock, preferred stock, vested or unvested restricted stock units and vested or unvested options of Legacy Matterport as of the closing of the transactions contemplated by the Merger Agreement will receive their pro rata portion of the Earn Out Shares, provided that Earn Out Shares shall be issued to a holder of restricted stock units and options only if such holder continued to provide services (whether as an employee, director or individual independent contractor) to the Company through the date of the Triggering Events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matterport, Inc.

Date: February 1, 2022	By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer